UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2006

TRANSMONTAIGNE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11763	06-1052062
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1670 Broadway, Suite 3100, Denver, CO  80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-626-8200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

☐  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

As discussed herein, on September 1, 2006, TransMontainge Inc. (“TransMontaigne”) completed its merger with a subsidiary of Morgan Stanley Capital Group Inc.  As a result of the merger, TransMontaigne became a wholly owned subsidiary of Morgan Stanley Capital Group, ceased to be publicly traded and, accordingly, will no longer be listed on the New York Stock Exchange.  Although we are no longer publicly traded, the de-registration of our stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) will not become effective for a period of up to 10 days and we will continue to be subject to the reporting requirements of the Exchange Act, until we file a Form 15 with Securities and Exchange Commission, which we expect will occur in the immediate future.

Item 1.01.  Entry Into a Material Definitive Agreement

Working Capital Credit Facility

On September 1, 2006, TransMontaigne Inc. entered into a new $400 million Senior Secured Working Capital Credit Facility (the “Working Capital Credit Facility”), dated as of September 1, 2006, by and among TransMontaigne, Morgan Stanley Senior Funding, Inc., as co-lead arranger, the sole book-runner and the syndication agent, Wachovia Capital Markets, LLC, as a co-lead arranger, Wachovia Bank, National Association, as administrative agent and collateral agent (the “Agent”), and a syndicate of banks and other institutional lenders.  TransMontaigne’s operating subsidiaries, excluding TransMontaigne Partners, L.P. and its subsidiaries and the general partner of TransMontaigne Partners (the “Guarantors”), have guaranteed the obligations of TransMontaigne under the Working Capital Credit Facility.  The Working Capital Credit Facility replaces TransMontaigne’s existing $400 million senior working capital credit facility.  As with TransMontaigne’s former credit facility, the Working Capital Credit Facility is expected to be TransMontaigne’s primary means of short-term liquidity to finance working capital requirements.  The initial fundings under the Working Capital Credit Facility were $200 million and the initial outstanding letters of credit had a face amount of $21 million.

The Working Capital Credit Facility provides for a maximum borrowing line of credit equal to the lesser of (i) $400 million and (ii) a borrowing base, which is a function of, among other things, TransMontaigne’s and the Guarantors’ cash, accounts receivable, refined petroleum product inventory, exchanges, margin deposits and open positions of derivative contracts, subject to reduction for certain reserves.  TransMontaigne has the option of requesting an increase in the aggregate commitment amount by an aggregate amount not exceeding $100 million; however, no lender is obligated to provide any additional amounts requested by TransMontaigne.  TransMontaigne may elect to have revolving loans under the Working Capital Credit Facility bear interest either (1) at a rate of LIBOR plus a margin ranging from 1.25% to 1.75% depending on the excess of the borrowing base over the amount of borrowings outstanding, or (2) at a base rate equal to the greater of (a) the federal funds rate plus 0.5% or (b) the prime rate.  In addition, TransMontaigne will pay a commitment fee ranging from 0.25% to 0.35% per annum on the total amount of the unused commitments.  The principal balance of loans and any accrued and unpaid interest will be due and payable in full on the maturity date, September 1, 2011, or the date on which all of the lenders’ commitments are terminated, if earlier.  In addition, upon the occurrence of certain events of default, and subject to the passage of time or cure periods under certain circumstances, the lenders may accelerate and declare all or a portion of the obligations under the Working Capital Credit Facility to be immediately due and payable.

The Working Capital Credit Facility contains affirmative and negative covenants that are customary for a facility of this nature.  The Working Capital Credit Facility also contains customary representations and warranties and customary events of default. The Working Capital Credit Facility contains a financial covenant that, in the event the fixed charge coverage ratio falls below 110%, then TransMontaigne will maintain an average excess borrowing base availability of not less than $50 million; otherwise TransMontaigne has agreed to maintain an excess borrowing base availability of at least $20 million at all times.

TransMontaigne and the Guarantors have also executed and delivered certain other related agreements and documents pursuant to the Working Capital Credit Facility, including a security agreement, guarantee agreement and a pledge agreement.  The obligations of TransMontaigne and the Guarantors under the Working Capital Credit Facility are secured by a first priority security interest in favor of the Agent for the benefit of the lenders, in TransMontaigne’s and such Guarantors’ cash, accounts receivable and refined petroleum product inventory.

Term Loan Agreement

On September 1, 2006, TransMontaigne Inc. entered into a $165 million Term Loan Agreement (the “Term Loan Agreement”), by and among TransMontaigne, the Guarantors and Morgan Stanley Capital Group Inc., as lender and agent, pursuant to which Morgan Stanley Capital Group Inc. loaned TransMontaigne $165 million.  The proceeds under the Term Loan Agreement will be used to pay the consideration for the merger (as described in Item 2.01 below), to refinance existing indebtedness of TransMontaigne and its subsidiaries, including the purchase of the Notes (as described in Item 2.03 below) and to pay costs and expenses related to the foregoing.

TransMontaigne may elect to have loans under the Term Loan Agreement bear interest either (1) at a rate of LIBOR plus 4.00%, or (2) at a base rate equal to the greater of (a) the federal funds rate plus 0.5% and (b) the prime rate, in either case, plus 3.00%. Interest on loans under the Term Loan Agreement will be due and payable periodically, based on the applicable interest rate and related interest period.  The principal balance of loans and any accrued and unpaid interest will be due and payable in full on the maturity date, March 1, 2012, or the date on which all of the lenders’ commitments are terminated, if earlier.  In addition, upon the occurrence of certain events of default, and subject to the passage of time or cure periods under certain circumstances, the lenders may accelerate and declare all or a portion of the obligations under the Term Loan Agreement to be immediately due and payable.

TransMontaigne’s obligations under the Term Loan Agreement are unsecured, and are guaranteed by the Guarantors.

Other

As previously disclosed, we have entered into change-of-control agreements each of our executive officers.  To provide our executives with an incentive to continue with the surviving corporation and to promote an orderly transition, we offered each of our executives (other than Donald H. Anderson, who resigned as President and Chief Executive Officer of TransMontaigne) the opportunity to enter into a letter agreement amending his change-of-control agreement to add a “stay bonus” feature, which each of our executive officers accepted. Under the terms of the stay bonus letter, if the executive officer (1) remains employed by TransMontaigne for at least one year following completion of the merger (referred to as the “stay period”), (2) is terminated by TransMontaigne for any reason other than cause before the end of the stay period, or (3) resigns from TransMontaigne for good reason before the end of the stay period, then the executive would be entitled to receive the severance payments and related termination benefits that would have been paid upon a termination giving rise to severance benefits under the change-of-control agreements.  In the event the executive is paid the stay bonus, the executive would not thereafter be entitled to receive any additional severance payments under the agreement for any reason.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On August 31, 2006, stockholders owning approximately 99% of the shares of our common stock present in person or by proxy at the special meeting, which represented approximately 69% of the shares entitled to vote, voted in favor of the agreement and plan of merger, dated as of June 22, 2006, among TransMontaigne, Buffalo Merger Sub Inc. (“Merger Co”), and Morgan Stanley Capital Group Inc., the parent of Merger Co.

On September 1, 2006, we consummated the merger, and Merger Co merged with and into TransMontaigne, with TransMontaigne continuing as the surviving corporation.  At the effective time of the merger, all of our outstanding shares of common stock were converted into the right to receive $11.35 per share in cash, without interest.  Each outstanding option to purchase TransMontaigne common stock was cancelled in exchange for the right to receive, for each share of common stock issuable upon exercise of such option, cash in the amount of the excess, if any, of $11.35 over the exercise price per share of such option.  The aggregate equity consideration payable as a result of the merger was approximately $632 million.

As a result of the acquisition, TransMontaigne became a wholly owned subsidiary of Morgan Stanley Capital Group Inc., ceased to be publicly traded and, accordingly, will no longer be listed on the New York Stock Exchange as discussed under Item 3.01 below.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

On September 1, 2006, TransMontaigne accepted for payment $199,990,000 of its $200 million 9-1/8% Senior Subordinated Notes due 2010 (CUSIP No. 893934AB5 and ISIN US893934AB55) (the “Notes”), that had been tendered but not withdrawn pursuant to its Offer to Purchase and Consent Solicitation Statement dated July 24, 2006 (the “Offer to Purchase”), which offer expired at 10:00 a.m., New York City time, on September 1, 2006.  The settlement date for the offer is expected to be September 7, 2006.  On the settlement date, TransMontaigne will pay $1,068.46 per $1,000 principal amount for the Notes tendered on or prior to the consent date, and $1,038.46 per $1,000 principal amount for the Notes tendered after the consent date and on or prior to the expiration date, in each case, plus accrued interest.  The aggregate consideration payable for all Notes is approximately $218.5 million, including accrued interest.

On September 1, 2006, the third supplemental indenture, dated August 4, 2006, to the indenture for the Notes became operative.  The third supplemental indenture eliminated substantially all restrictive covenants and certain events of default provisions in the indenture.  This description of the terms of the third supplemental indenture is qualified in its entirety by the terms of the third supplemental indenture, which is filed as exhibit 4.1 to this report and incorporated herein by this reference.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the closing of the Merger, we notified the New York Stock Exchange (the “NYSE”) on September 1, 2006, that each publicly-held share of our common stock was exchanged for cash, with the result that the public would cease to hold any equity interest in TransMontaigne.  In turn, the NYSE notified the Securities and Exchange Commission of its intention to delist our common stock on September 1, 2006, which delisting is scheduled to become effective no later than September 11, 2006.

Item 3.03.  Material Modification to Rights of Security Holders.

The information set forth in Items 2.01 and 5.03 of this report is incorporated by reference into this Item 3.03.

Item 5.01.  Changes In Control of Registrant.

The information set forth in Item 2.01 of this report is incorporated by reference into this Item 5.01.

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the Merger, each of Cortlandt S. Dietler, Donald H. Anderson, John A. Hill, Bryan H. Lawrence, Harold R. Logan, Jr., Edwin H. Morgens, Walter P. Schuetze and Wayne P. Murdy voluntarily resigned from the board of directors of TransMontaigne on September 1, 2006 and the directors of Merger Co became the new directors of TransMontaigne upon the filing of the certificate of merger. The board of directors of TransMontaigne is now comprised of the following:  Donald H. Anderson, Randall J. Larson, William S. Dickey, John A. Shapiro, Olav N. Refvik, Javed Ahmed and Robert P. Kinney.

The officers of TransMontaigne continued in office as officers of TransMontaigne following the merger with the following exceptions:  Randall J. Larson replaced Donald H. Anderson as the President and Donald H. Anderson replaced Cortlandt S. Dietler as Chairman of the Board.  Mr. Larson also continues to serve as our Chief Financial Officer.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Upon filing the certificate of merger, TransMontaigne’s existing restated certificate of incorporation and by-laws were amended and restated in their entirety.  Under our new amended and restated certificate of incorporation, we are authorized to issue up to 152 million shares of capital stock, of which 150 million shares are comprised of common stock and 2 million shares are comprised of undesignated preferred stock.  The new by-laws were amended and restated to reflect the fact that we are no longer a publicly held company and, accordingly, certain provisions of our by-laws are no longer applicable.  The information contained in this Item 5.03 is qualified in its entirety by the terms of our ameneded and restated certificate of incorporation and by-laws, which are filed as exhibits 3.1 and 3.2 to this report, respectively, and incorporated herein by reference.

Item 8.01. Other Events.

On September 1, 2006, TransMontaigne issued a press release disclosing certain of the events set forth in Items 1.01, 2.01 and 2.03 of this report. The information contained in this Item 8.01 is qualified in its entirety by the press release, which is filed as exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit

2.1	Certificate of Merger of TransMontaigne Inc., dated September 1, 2006, merging Buffalo Merger Sub Inc. with and into TransMontaigne Inc.

3.1	Amended and Restated Certificate of Incorporation of TransMontaigne Inc. (included as Exhibit A to Exhibit 2.1 of this report).

3.2	Amended and Restated Bylaws of TransMontaigne Inc.

4.1

Third Supplemental Indenture dated August 4, 2006, which became operative on September 1, 2006, to the Indenture dated as of May 30, 2003 among TransMontaigne Inc., the Guarantors party thereto, Wells Fargo Bank, National Association, as Trustee with respect to 9 1/8% Series B Senior Subordinated Notes Due 2010

99.1	TransMontaigne Inc. press release, dated September 1, 2006.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSMONTAIGNE INC.

Date: September 1, 2006	By:	/s/ RANDALL J. LARSON
Randall J. Larson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Certificate of Merger of TransMontaigne Inc., dated September 1, 2006, merging Buffalo Merger Sub Inc. with and into TransMontaigne Inc.

3.1	Amended and Restated Certificate of Incorporation of TransMontaigne Inc. (included as Exhibit A to Exhibit 2.1 of this report).

3.2	Amended and Restated Bylaws of TransMontaigne Inc.

4.1

Third Supplemental Indenture dated August 4, 2006, which became operative on September 1, 2006, to the Indenture dated as of May 30, 2003 among TransMontaigne Inc., the Guarantors party thereto, Wells Fargo Bank, National Association, as Trustee with respect to 9 1/8% Series B Senior Subordinated Notes Due 2010

99.1	TransMontaigne Inc. press release, dated September 1, 2006.